Exhibit 99.1

NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2011 FOURTH QUARTER AND FULL-YEAR RESULTS

CHICAGO, IL, January 19, 2012 – GATX Corporation (NYSE:GMT) today reported 2011 fourth quarter net income of $31.6 million or $.67 per diluted share, compared to net income of $19.5 million or $.42 per diluted share in the fourth quarter of 2010. The 2011 and 2010 fourth quarter results include the positive aggregate impact from Tax Benefits and Other Items of $1.9 million or $.05 per diluted share and $4.5 million or $.09 per diluted share, respectively.

Net income for the full-year 2011 was $110.8 million or $2.35 per diluted share, compared to net income of $80.8 million or $1.72 per diluted share in the prior year. The 2011 and 2010 results include the positive aggregate impact from Tax Benefits and Other Items of $15.8 million or $.34 per diluted share and $6.2 million or $.13 per diluted share, respectively. Details related to the Tax Benefits and Other Items are provided in the attached Supplemental Information.

Brian A. Kenney, president and chief executive officer of GATX, said, “The North American rail market recovered more quickly than we anticipated in 2011. Due to broad-based improvement in the demand for railcars, we successfully raised lease rates while maintaining high utilization throughout the year. The Lease Price Index (“LPI”) for the fourth quarter was a positive 13.2% and utilization was strong, ending the year at 98.2%.

“The favorable operating environment provided the foundation for GATX to achieve key objectives outlined at the beginning of the year. First, we increased lease rates as indicated by the LPI results. Second, we executed on our plan to sell targeted assets in an improving market, generating nearly $45 million of asset remarketing income. Finally, we took advantage of opportunities to grow the asset base. We placed the largest railcar order in GATX’s history, putting us in a unique position to serve our customers and further strengthen our competitive position. In 2011, we invested $615 million, primarily to expand our North American and European rail platforms.”

Mr. Kenney continued, “Looking to the year ahead, we expect continued improvement in Rail’s operating results in North America and Europe. We expect American Steamship Company (“ASC”) to experience modestly higher demand as their tonnage is heavily dependent on the performance of the North American auto industry. The ocean-going marine joint ventures will likely have mixed results, as the chemical and bulker markets remain soft while the gas carrier market is experiencing some recent improvement. Across GATX, asset remarketing opportunities will continue to be available, particularly if the capital markets remain favorable. Based on these factors, we expect full-year 2012 EPS to be in the range of $2.40 to $2.60 per diluted share.”

“In 2012, we will build on the strategy executed during the recent downturn, when we added thousands of cars to our fleet at advantaged prices and kept lease terms short in anticipation of this recovery. We plan to increase profitability by raising lease rates on the 20,000 railcars that are scheduled for renewal in North America. We will selectively extend lease terms, and we will place our new railcar deliveries at attractive rates with our best customers. Although growth beyond our committed railcar order could prove challenging due to rising asset prices, we will look for opportunities to invest prudently with our best customers and in emerging rail markets. We will also continue our focus on maximizing operational efficiencies by controlling SG&A expenses, railcar maintenance expenses, and operating costs at ASC.”

Mr. Kenney concluded, “By maintaining focus on the items outlined above, we expect to drive higher returns for our shareholders.”

RAIL

Rail segment profit was $62.1 million in the fourth quarter of 2011, compared to $39.2 million in the fourth quarter of 2010. The 2011 and 2010 fourth quarter results include the negative aggregate impact from Other Items of $2.0 million and $1.5 million, respectively. The improvement in segment profit was reflective of the strong operating environment in 2011 as evidenced by lease rate, utilization and remarketing results.

Rail reported segment profit of $233.4 million in 2011, compared to $150.6 million in 2010. The 2011 and 2010 results include the aggregate impact from Other Items of positive $9.0 million and negative $10.4 million, respectively. The increase in segment profit was driven by the items noted above.

At December 31, 2011, Rail’s wholly-owned North American fleet totaled approximately 109,000 cars. Fleet utilization was 98.2%, consistent with the third quarter and up from 97.4% at 2010 year end. The European wholly-owned tank car fleet totaled approximately 21,000 cars and utilization was 97.1%, up from 96.0% at the end of the third quarter and 95.7% at 2010 year end.

During the fourth quarter of 2011 in North America, lease renewal pricing on cars in the Lease Price Index (“LPI”) increased 13.2% versus expiring lease rates, compared to a 9.6% increase in the prior quarter and a 14.0% decrease in the fourth quarter 2010. The average lease term on LPI renewals during the fourth quarter was 48 months, down slightly from 49 months in the third quarter and up from 36 months in the fourth quarter of 2010. For the full-year 2011, lease renewal rates on cars in the LPI increased 6.9% versus expiring rates with an average renewal term of 45 months. This compares with an average renewal rate decrease of 15.8% and average renewal term of 35 months in 2010. Investment volume in 2011 at Rail in North America and Europe totaled $421 million, compared to $475 million in 2010.

Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.

PORTFOLIO MANAGEMENT

Effective with this earnings release, the former “Specialty” segment will be called “Portfolio Management” to better reflect the strategic initiatives of this segment.

Portfolio Management reported segment profit of $16.6 million in the fourth quarter of 2011 compared to $8.5 million in the prior year period. Increased asset remarketing activity of wholly-owned assets and within the joint ventures drove the segment profit for the fourth quarter of 2011 versus the fourth quarter of 2010. For full-year 2011, Portfolio Management reported segment profit of $47.6 million, comparable to $48.7 million in 2010.

The Portfolio Management segment currently consists of approximately $846.6 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $166.7 million.

AMERICAN STEAMSHIP COMPANY

American Steamship Company (“ASC”) reported segment profit of $9.4 million in the fourth quarter 2011 compared to $6.6 million in the fourth quarter 2010. The improvement in segment profit was driven by increased tonnage and higher rates. Segment profit for 2011 was $27.3 million compared to $28.6 million in 2010. ASC operated 14 of its 17 vessels during the sailing season and transported 28.4 million net tons of cargo compared to 28.0 million net tons carried in the prior year. Subsequent to year end, ASC reached an agreement with the American Maritime Officer’s union (“AMO”) on a new five-year labor contract. ASC and the AMO worked collaboratively on the contract, which will enable ASC to meet customer needs in a cost-competitive manner.

COMPANY DESCRIPTION

GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss 2011 fourth quarter and full-year results. Teleconference details are as follows:

Thursday, January 19th

11:00 A.M. Eastern Time

Domestic Dial-In: 1-877-638-9067

International Dial-In: 1-647-438-1131

Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 6261514

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary operating segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; costs associated with maintenance initiatives; competitive factors in GATX’s primary markets, including lease pricing and asset availability; operational and financial risks associated with long-term railcar purchase commitments; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; uncertainties in relations with labor unions representing GATX employees; and the outcome of pending or threatened litigation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:

GATX Corporation

Jennifer Van Aken

312-621-6689

jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(1/19/12)

—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2011	2010	2011	2010
Gross Income
Lease income	$237.9	$222.5	$917.8	$873.5
Marine operating revenue	74.2	59.8	212.2	185.3
Asset remarketing income	11.3	3.0	44.6	31.4
Other income	27.0	21.0	93.3	76.6

Revenues	350.4	306.3	1,267.9	1,166.8
Share of affiliates’ earnings	6.7	7.5	40.6	38.1

Total Gross Income	357.1	313.8	1,308.5	1,204.9
Ownership Costs
Depreciation	59.2	55.9	226.5	217.0
Interest expense, net	42.0	42.0	168.9	167.1
Operating lease expense	32.4	35.8	132.0	140.2

Total Ownership Costs	133.6	133.7	527.4	524.3
Other Costs and Expenses
Maintenance expense	68.1	68.3	276.7	267.0
Marine operating expense	53.1	43.9	151.7	129.1
Selling, general and administrative	43.0	37.5	155.3	134.8
Other	16.3	12.8	49.2	52.3

Total Other Costs and Expenses	180.5	162.5	632.9	583.2

Income before Income Taxes	43.0	17.6	148.2	97.4
Income Taxes	11.4	(1.9)	37.4	16.6

Net Income	$31.6	$19.5	$110.8	$80.8

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

(Continued)

	Three Months Ended December 31		Twelve Months Ended December 31
	2011	2010	2011	2010
Per Share Data
Basic	$0.68	$0.42	$2.39	$1.75

Average number of common shares	46.5	46.2	46.4	46.1
Diluted	$0.67	$0.42	$2.35	$1.72

Average number of common shares and common share equivalents	47.4	46.8	47.2	47.0
Dividends declared per common share	$0.29	$0.28	$1.16	$1.12

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	December 31 2011	December 31 2010
Assets
Cash and Cash Equivalents	$248.4	$78.5
Restricted Cash	35.2	56.6
Receivables
Rent and other receivables	76.7	70.6
Loans	30.4	0.5
Finance leases	334.9	347.7
Less: allowance for possible losses	(11.8)	(11.6)

	430.2	407.2
Operating Assets and Facilities
Rail	5,692.6	5,513.6
Portfolio Management	348.7	280.8
ASC	374.7	389.1
Less: allowance for depreciation	(2,056.7)	(2,049.7)

	4,359.3	4,133.8
Investments in Affiliated Companies	513.8	486.1
Goodwill	90.5	92.7
Other Assets	180.1	187.5

Total Assets	$5,857.5	$5,442.4

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$135.6	$114.6
Debt
Commercial paper and borrowings under bank credit facilities	28.6	115.6
Recourse	3,354.8	2,801.8
Nonrecourse	149.4	217.2
Capital lease obligations	14.3	41.9

	3,547.1	3,176.5
Deferred Income Taxes	765.9	750.6
Other Liabilities	281.6	287.0

Total Liabilities	4,730.2	4,328.7
Total Shareholders’ Equity	1,127.3	1,113.7

Total Liabilities and Shareholders’ Equity	$5,857.5	$5,442.4

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2011

(In Millions)

	Rail	Portfolio Management	ASC	Other	GATX Consolidated
Gross Income
Lease income	$218.5	$18.3	$1.1	$—	$237.9
Marine operating revenue	—	—	74.2	—	74.2
Asset remarketing income	5.4	5.9	—	—	11.3
Other income	25.0	1.9	—	0.1	27.0

Revenues	248.9	26.1	75.3	0.1	350.4
Share of affiliates’ earnings	(9.0)	15.7	—	—	6.7

Total Gross Income	239.9	41.8	75.3	0.1	357.1
Ownership Costs
Depreciation	49.7	5.8	3.7	—	59.2
Interest expense, net	31.0	7.8	1.8	1.4	42.0
Operating lease expense	32.1	0.4	—	(0.1)	32.4

Total Ownership Costs	112.8	14.0	5.5	1.3	133.6
Other Costs and Expenses
Maintenance expense	60.9	—	7.2	—	68.1
Marine operating expense	—	—	53.1	—	53.1
Other	4.1	11.2	0.1	0.9	16.3

Total Other Costs and Expenses	65.0	11.2	60.4	0.9	137.5

Segment Profit (Loss)	$62.1	$16.6	$9.4	$(2.1)	86.0

Selling, general and administrative					43.0

Income before Income Taxes					43.0
Income Taxes					11.4

Net Income					$31.6

Selected Data:
Investment Volume	$131.2	$20.6	$1.5	$1.2	$154.5
Asset Remarketing Income:
Disposition Gains on Owned Assets	5.4	4.8	—	—	10.2
Residual Sharing Income	—	1.1	—	—	1.1

Total Asset Remarketing Income	$5.4	$5.9	$—	$—	$11.3
Scrapping Gains (a)	$7.6	$—	$—	$—	$7.6

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Twelve Months Ended December 31, 2011

(In Millions)

	Rail	Portfolio Management	ASC	Other	GATX Consolidated

Gross Income
Lease income	$851.3	$62.3	$4.2	$—	$917.8
Marine operating revenue	—	—	212.2	—	212.2
Asset remarketing income	28.1	16.5	—	—	44.6
Other income	86.6	4.5	1.1	1.1	93.3

Revenues	966.0	83.3	217.5	1.1	1,267.9
Share of affiliates’ earnings	4.4	36.2	—	—	40.6

Total Gross Income	970.4	119.5	217.5	1.1	1,308.5
Ownership Costs
Depreciation	196.1	19.1	11.3	—	226.5
Interest expense, net	127.1	29.6	7.7	4.5	168.9
Operating lease expense	130.9	1.4	—	(0.3)	132.0

Total Ownership Costs	454.1	50.1	19.0	4.2	527.4
Other Costs and Expenses
Maintenance expense	257.3	—	19.4	—	276.7
Marine operating expense	—	—	151.7	—	151.7
Other	25.6	21.8	0.1	1.7	49.2

Total Other Costs and Expenses	282.9	21.8	171.2	1.7	477.6

Segment Profit (Loss)	$233.4	$47.6	$27.3	$(4.8)	303.5

Selling, general and administrative					155.3

Income before Income Taxes					148.2
Income Taxes					37.4

Net Income					$110.8

Selected Data:
Investment Volume	$421.3	$172.0	$17.4	$3.9	$614.6
Asset Remarketing Income:
Disposition Gains on Owned Assets	27.3	12.1	—	—	39.4
Residual Sharing Income	0.8	4.4	—	—	5.2

Total Asset Remarketing Income	$28.1	$16.5	$—	$—	$44.6
Scrapping Gains (a)	$27.0	$—	$—	$—	$27.0

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2010

(In Millions)

	Rail	Portfolio Management	ASC	Other	GATX Consolidated
Gross Income
Lease income	$206.7	$14.8	$1.0	$—	$222.5
Marine operating revenue	—	—	59.8	—	59.8
Asset remarketing income	1.9	1.1	—	—	3.0
Other income	18.3	0.5	0.2	2.0	21.0

Revenues	226.9	16.4	61.0	2.0	306.3
Share of affiliates’ earnings	(0.6)	8.1	—	—	7.5

Total Gross Income	226.3	24.5	61.0	2.0	313.8
Ownership Costs
Depreciation	47.6	4.5	3.8	—	55.9
Interest expense, net	31.6	7.2	2.0	1.2	42.0
Operating lease expense	35.5	0.4	—	(0.1)	35.8

Total Ownership Costs	114.7	12.1	5.8	1.1	133.7
Other Costs and Expenses
Maintenance expense	63.6	—	4.7	—	68.3
Marine operating expense	—	—	43.9	—	43.9
Other	8.8	3.9	—	0.1	12.8

Total Other Costs and Expenses	72.4	3.9	48.6	0.1	125.0

Segment Profit	$39.2	$8.5	$6.6	$0.8	55.1

Selling, general and administrative					37.5

Income before Income Taxes					17.6
Income Taxes					(1.9)

Net Income					$19.5

Selected Data:
Investment Volume	$293.1	$44.8	$1.7	$1.0	$340.6
Asset Remarketing Income:
Disposition Gains on Owned Assets	1.9	—	—	—	1.9
Residual Sharing Income	—	1.1	—	—	1.1

Total Asset Remarketing Income	$1.9	$1.1	$—	$—	$3.0
Scrapping Gains (a)	$4.8	$—	$—	$—	$4.8

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Twelve Months Ended December 31, 2010

(In Millions)

	Rail	Portfolio Management	ASC	Other	GATX Consolidated
Gross Income
Lease income	$813.3	$56.1	$4.1	$—	$873.5
Marine operating revenue	—	—	185.3	—	185.3
Asset remarketing income	17.4	14.0	—	—	31.4
Other income	72.3	1.0	0.2	3.1	76.6

Revenues	903.0	71.1	189.6	3.1	1,166.8
Share of affiliates’ earnings	1.2	36.9	—	—	38.1

Total Gross Income	904.2	108.0	189.6	3.1	1,204.9
Ownership Costs
Depreciation	188.8	17.5	10.7	—	217.0
Interest expense, net	127.1	28.2	8.3	3.5	167.1
Operating lease expense	139.1	1.4	—	(0.3)	140.2

Total Ownership Costs	455.0	47.1	19.0	3.2	524.3
Other Costs and Expenses
Maintenance expense	254.1	—	12.9	—	267.0
Marine operating expense	—	—	129.1	—	129.1
Other	44.5	12.2	—	(4.4)	52.3

Total Other Costs and Expenses	298.6	12.2	142.0	(4.4)	448.4

Segment Profit	$150.6	$48.7	$28.6	$4.3	232.2

Selling, general and administrative					134.8

Income before Income Taxes					97.4
Income Taxes					16.6

Net Income					$80.8

Selected Data:
Investment Volume	$474.6	$97.4	$9.0	$4.1	$585.1
Asset Remarketing Income:
Disposition Gains on Owned Assets	17.4	6.4	—	—	23.8
Residual Sharing Income	—	7.6	—	—	7.6

Total Asset Remarketing Income	$17.4	$14.0	$—	$—	$31.4
Scrapping Gains (a)	$18.0	$—	$—	$—	$18.0

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Per Share Data)

Tax Benefits and Other Items impact on Net Income:

	Three Months Ended December 31		Twelve Months Ended December 31
	2011	2010	2011	2010
Tax Benefits (a)	$4.8	$5.8	$8.9	$11.4
Other Items
Fair value adjustments of interest rate swaps at AAE (b)	(9.6)	(1.3)	0.2	(9.3)
Litigation recoveries (c)	3.2	—	3.2	4.1
Leveraged lease adjustment (d)	3.5	—	3.5	—

Total impact on net income	$1.9	$4.5	$15.8	$6.2

Tax Benefits and Other Items impact on Diluted Earnings Per Share:

	Three Months Ended December 31		Twelve Months Ended December 31
	2011	2010	2011	2010
Tax Benefits (a)	$0.10	$0.12	$0.19	$0.24
Other Items
Fair value adjustments of interest rate swaps at AAE (b)	(0.20)	(0.03)	—	(0.20)
Litigation recoveries (c)	0.07	—	0.07	0.09
Leveraged lease adjustment (d)	0.08	—	0.08	—

Total impact on net income	$0.05	$0.09	$0.34	$0.13

Management believes that highlighting these items allows the reader to better analyze ongoing operating results and trends.

(a)	Includes the benefit from the reduction of statutory tax rates in certain foreign jurisdictions and the favorable impact of closing certain IRS audits and matters.
(b)	Positive (Negative) fair value adjustments of certain interest rate swaps at GATX’s European rail affiliate, AAE Cargo AG.
(c)	The favorable resolution of certain litigation matters.
(d)	Favorable adjustment to leveraged lease income attributable to changes in the timing of taxable income based on the settlement of an IRS audit.

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Leverage)

(Continued)

	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Assets by Segment (includes off balance sheet assets)
Rail	$5,189.9	$5,185.8	$5,284.9	$5,244.4	$5,270.5
Portfolio Management	728.1	755.5	794.2	855.9	828.3
ASC	271.1	269.1	286.1	286.1	275.9
Other	89.7	82.7	83.9	86.8	86.3

Total Assets, Excluding Cash	$6,278.8	$6,293.1	$6,449.1	$6,473.2	$6,461.0

Non-performing Investments	$16.7	$16.5	$16.0	$16.0	$16.0
Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$37.1	$121.9	$52.0	$9.2	$(219.8)
On Balance Sheet Recourse Debt	2,801.8	2,810.6	2,990.1	3,145.6	3,354.8
On Balance Sheet Nonrecourse Debt	217.2	193.1	189.8	157.8	149.4
Off Balance Sheet Recourse Debt	782.8	718.3	728.5	705.6	714.2
Off Balance Sheet Nonrecourse Debt	188.7	184.7	180.7	176.7	172.9
Capital Lease Obligations	41.9	40.6	15.4	14.3	14.3

Total Borrowings, Net of Unrestricted Cash	$4,069.5	$4,069.2	$4,156.5	$4,209.2	$4,185.8

Total Recourse Debt (a)	$3,663.6	$3,691.4	$3,786.0	$3,874.7	$3,863.5
Shareholders’ Equity	$1,113.7	$1,153.7	$1,191.1	$1,155.3	$1,127.3
Recourse Leverage	3.3	3.2	3.2	3.4	3.4

(a)    Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)    Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

Reconciliation of Total Assets to Total Assets (including off balance sheet assets), Excluding Cash:
Total Assets	$5,442.4	$5,498.7	$5,642.5	$5,756.5	$5,857.5
Less: Cash	(135.1)	(108.6)	(102.6)	(165.6)	(283.6)
Add Off Balance Sheet Assets:
Rail	968.1	899.8	906.2	879.5	884.5
Portfolio Management	3.4	3.2	3.0	2.8	2.6

Total Assets, Excluding Cash	$6,278.8	$6,293.1	$6,449.1	$6,473.2	$6,461.0

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(Continued)

	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-14.0%	-0.5%	4.4%	9.6%	13.2%
Average Renewal Term (months)	36	41	41	49	48
Fleet Rollforward
Beginning Balance	108,800	111,389	109,780	108,764	109,091
Cars Added	3,479	175	657	1,069	972
Cars Scrapped	(870)	(963)	(1,102)	(602)	(696)
Cars Sold	(20)	(821)	(571)	(140)	(297)
Ending Balance	111,389	109,780	108,764	109,091	109,070
Utilization	97.4%	97.8%	98.2%	98.2%	98.2%
GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,226	20,432	20,524	20,675	20,828
Cars Added	298	109	164	200	368
Cars Scrapped/Sold	(92)	(17)	(13)	(47)	(269)
Ending Balance	20,432	20,524	20,675	20,828	20,927
Utilization	95.7%	95.8%	95.7%	96.0%	97.1%
Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	76.8%	77.0%	76.6%	77.7%	78.1%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	7.3%	5.1%	2.7%	1.8%	2.2%
Year-over-year Change in U.S. Carloadings (chemical) (c)	9.6%	7.0%	5.1%	4.2%	3.4%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	5.9%	9.6%	6.3%	8.0%	11.1%
Production Backlog at Railcar Manufacturers (d)	22,658	51,913	57,308	65,044	(e)
American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	8.5	1.2	7.8	9.7	9.7

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate. Average renewal term reflects the weighted average renewal lease term in months.
(b)	As reported and revised by the Federal Reserve.
(c)	As reported by the Association of American Railroads (AAR).
(d)	As reported by the Railway Supply Institute (RSI).
(e)	Not available, not published by RSI as of the date of this release.